As filed with the Securities and Exchange Commission on April 18, 2002
                                                   Registration No. 333-________

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -------------------------------

                            BRANDPARTNERS GROUP, INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   13-3236325
                      (I.R.S. Employer Identification No.)

                                777 Third Avenue
                            New York, New York 10017
                                 (212) 446-0200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         -------------------------------

                              Jeffrey S. Silverman
                      Chairman and Chief Executive Officer
                            BrandPartners Group, Inc.
                                777 Third Avenue
                            New York, New York 10017
                                 (212) 446-0200
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         -------------------------------

                                    Copy to:
                             Charles M. Modlin, Esq.
                           Modlin Haftel & Nathan LLP
                                777 Third Avenue
                            New York, New York 10017
                                 (212) 832-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


CALCULATION OF REGISTRATION FEE

================================================================================



Title of each class                              Proposed maximum         Proposed maximum
of securities to be         Amount to be        offering price per       aggregate offering       Amount of registration
    registered             registered(1)            share (2)                 price(2)                      fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock                  3,276,277(3)             (4)                    $3,334,027               $306.73
--------------------------------------------------------------------------------------------------------------------------
Class A Warrants              3,276,277                 --                        --                      --

Common Stock                  3,276,277               $2.00                   $6,552,554               $602.83
Underlying Class
A Warrants
--------------------------------------------------------------------------------------------------------------------------
Class B Warrants              1,638,129                 --                        --                      --

Common Stock                  1,638,129               $3.00                   $4,914,387               $452.12
Underlying Class
B Warrants
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, the number of securities to be registered hereunder is subject to adjustment and could be greater or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, stock splits, stock dividends and similar transactions and the effect of anti-dilution provisions contained in the Class A Warrants and the Class B Warrants (as each of such terms is defined herein).

(2) With respect to shares of Common Stock (as such term is defined herein) not underlying warrants, the proposed maximum offering price per share is estimated for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act, based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq SmallCap Market on April 12, 2002. Pursuant to Rule 457(g), the registration fee payable with respect to the Common Stock underlying the Class A Warrants, the Class B Warrants and the Class C Warrants (as such term is defined herein) is calculated on the basis of the respective exercise prices of such Class A Warrants, Class B Warrants and Class C Warrants. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable with respect to the Class A Warrants or Class B Warrants insofar as the shares of common stock underlying such Class A Warrants and Class B Warrants are being registered hereby.

(3) Includes 2,987,526 shares of Common Stock and an aggregate of 288,751 shares of Common Stock issuable upon the exercise of the Class C Warrants.

(4) With respect to the Common Stock not underlying warrants, $1.00, and with respect to the shares of Common Stock underlying the Class C Warrants (based on a weighted average of the exercise prices of the Class C Warrants), $1.20.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 18, 2002

                                   PROSPECTUS

                        8,190,683 SHARES OF COMMON STOCK
                           3,276,277 CLASS A WARRANTS
                           1,638,129 CLASS B WARRANTS

                            BRANDPARTNERS GROUP, INC.

         The selling securityholders listed on page 15 of this Prospectus (the "Selling Securityholders") are offering for resale up to 8,190,683 shares of the common stock, $.01 par value (the "Common Stock") of BrandPartners Group, Inc. ("BrandPartners" or the "Company"), warrants to purchase an aggregate of 3,276,277 shares of Common Stock, exercisable at a price of $2.00 per share, subject to adjustment as described below (the "Class A Warrants") and warrants to purchase an aggregate of 1,638,129 shares of Common Stock, exercisable at a price of $3.00 per share, subject to adjustment as described below (the "Class B Warrants"). Of the Common Stock being offered for resale hereby, 2,987,526 shares represent the shares issued in a private placement we completed in February 2002 (the "Private Placement"), 3,276,277 shares represent the shares issuable upon the exercise of the Class A Warrants issued in the Private Placement, 1,638,129 shares represent the shares issuable upon the exercise of the Class B Warrants issued in the Private Placement and 288,751 shares represent shares issuable upon the exercise of certain other warrants issued in the Private Placement (the "Class C Warrants"), which Class C Warrants are not being offered hereby. We will not receive any proceeds from the sale of such Common Stock, Class A Warrants or Class B Warrants (collectively, the "Securities") by the Selling Securityholders. We will, however, receive the exercise price of the Class A Warrants, the Class B Warrants and the Class C Warrants (together, the "Warrants") at the time their holders may exercise them.

         Our Common Stock is listed under the symbol "BPTR" on the NASDAQ SmallCap Stock Market. The last reported sale price for our Common Stock on the NASDAQ SmallCap Stock Market on April 12, 2002 was $1.00 per share.

                         -------------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGES 5 THROUGH 11 OF THIS PROSPECTUS.

                         -------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April __, 2002.

                             ADDITIONAL INFORMATION

               This Prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended, (the "Securities Act") that we have filed with the Securities and Exchange Commission (the "SEC"). This Prospectus does not contain all the information contained in that registration statement and its exhibits. For further information about us and the securities offered under this Prospectus, you should consult the registration statement and its exhibits. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as explained under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

               We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov, and on our website at http://www.bptr.com.

               The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

               (1) Our Annual Report on Form 10-KSB for the year ended December 31, 2001; and

               (2) Proxy Statement for the Annual Meeting of Stockholders of the Company scheduled to be held on June 5, 2002.

               You may request a copy of these filings, at no cost, by writing or telephoning the following address:

                                 BrandPartners Group, Inc.
                                 777 Third Avenue
                                 New York, New York 10017
                                 (212)  446-0200

               When you are deciding whether to purchase the securities being offered by this Prospectus, you should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. The Selling Securityholders are not making any offer of the Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

               This Prospectus contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations of future events and are subject to a number of risks and uncertainties that may cause our actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, among others, the following: our ability to obtain sufficient financing to continue operations; our ability to identify appropriate acquisition candidates, complete such acquisitions and successfully integrate acquired businesses; changes in our business strategies or development plans; effects of competition; our anticipated growth within the financial services industry; and general economic and business conditions, both nationally and in the regions in which we operate. These and other risks and uncertainties are disclosed from time to time in our filings with the SEC including the "Forward-Looking Statements" section of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, in our press releases and in oral statements made by or with the approval of authorized personnel. You are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update any forward looking statements as a result of new information or future events or developments.


                               PROSPECTUS SUMMARY

THE COMPANY

               We provide financial services firms and other service retailers with merchandising, branch planning and design, and creative services through our wholly-owned subsidiary, Willey Brothers, Inc. ("Willey Brothers"), and online database solutions with access to market and economic data in user-friendly mapped formats via digital computer software through our majority-owned subsidiary, iMapData.com, Inc. ("iMapData").

               Our Common Stock is quoted on the Nasdaq SmallCap Market under the trading symbol "BPTR." We intend to apply for listing of the Class A Warrants and the Class B Warrants on the Nasdaq SmallCap Market, and have not yet obtained such listing. As of April 17, 2002, we had issued and outstanding 18,063,553 shares of Common Stock. Assuming the exercise of the all of the Warrants, we will have issued and outstanding 23,266,710 shares of Common Stock.

               Our principal executive offices are located at 777 Third Avenue, 30th floor, New York, New York 10017. Our telephone number is (212) 446-0200. Our website is located at http://www.bptr.com.

ORGANIZATIONAL HISTORY

               We were incorporated in New York in August 1984, and prior to August 20, 2001 we were known as Financial Performance Corporation. On August 20, 2001, we reincorporated in Delaware by way of a merger into a wholly-owned Delaware subsidiary and changed our name to BrandPartners Group, Inc.

THE SECURITIES BEING OFFERED

               The Securities being offered for resale hereby were issued by us to the Selling Securityholders between October 2001 and February 2002 in connection with a Private Placement that was exempt from the registration requirements of the Securities Act. The Selling Securityholders are offering for resale an aggregate of 8,190,683 shares of Common Stock, 3,276,277 Class A Warrants and 1,638,129 Class B Warrants. The number of shares of Common Stock being offered includes 2,987,526 shares of Common Stock issued in the Private Placement, which shares are currently issued and outstanding, and 3,276,277 shares of Common Stock which are issuable upon exercise of the Class A Warrants issued in the Private Placement, 1,638,129 shares of Common Stock which are issuable upon exercise of the Class B Warrants issued in the Private Placement and 288,751 shares of Common Stock which are issuable upon exercise of the Class C Warrants issued in the Private Placement, which shares have not yet been issued. The Class C Warrants are not being offered hereby.

THE TERMS OF THE WARRANTS

               The Class A Warrants and the Class B Warrants are subject to the terms of a Warrant Agreement and a Registration Rights Agreement, forms of which are attached as exhibits 3.1 and 3.2, respectively, to the registration statement. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.00 per share, and each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 per share, in each case subject to certain adjustments. Under certain circumstances, we may elect to repurchase some or all of the Class A Warrants and/or Class B Warrants at a price of $.05 per Class A Warrant and $.025 per Class B Warrant. The Class A Warrants and Class B Warrants expire on November 30, 2006. See "Description of the Warrants" below. The Class C Warrants are also subject to the terms of a warrant agreement. Each Class C Warrant entitles the holder to purchase one share of Common Stock at the exercise price stated on the face of such Class C Warrant. The Class C Warrants have exercise prices ranging from $1.056 to $1.348 per share, subject to certain adjustments, and expire on November 30, 2006. While the Class C Warrants are not being offered for resale hereby, the shares of Common Stock issuable upon the exercise of the Class C Warrants are being offered and are included in the registration statement filed under the Securities Act.

REGISTRATION RIGHTS

               We have filed a registration statement, of which this Prospectus forms a part, under the Securities Act covering the Common Stock, Class A Warrants and Class B Warrants offered hereby. We have also agreed to file a registration statement under the Exchange Act covering the Class A Warrants and the Class B Warrants. In the event that the registration statement under the Securities Act is not declared effective with respect to the Common Stock by August 1, 2002, the exercise price of the Warrants may be adjusted. See "Description of the Warrants - Adjustments" below.

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK OR WARRANTS.

INVESTMENT SPECULATIVE; NO ASSURANCE OF RETURN

               Investment in the Securities is speculative and there is no assurance that you will obtain any return on your investment. You will be subject to substantial risks involved in an investment in the Company, including the risk of losing your entire investment.

HOLDING COMPANY

               We are a holding company and conduct our operations through our subsidiaries, Willey Brothers and iMapData. We rely on cash payments from our subsidiaries to, among other things, pay creditors, maintain capital and meet other operating requirements. Regulations, legal restrictions and contractual agreements could prohibit, restrict or make unfavorable any needed payments from our current or future subsidiaries. If we are unable to receive cash funds from our subsidiaries, our operations and financial condition will be materially and adversely affected.

HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT

               We have a history of operating losses. For the fiscal year ended December 31, 2001, we incurred net losses of $7,014,559. As of December 31, 2001 we had an accumulated deficit of $18,898,553.

INABILITY TO REFINANCE EXISTING DEBT

               Our wholly-owned subsidiary Willey Brothers has a loan facility consisting of an $8,000,000 term loan and a $6,000,000 revolving credit facility, guaranteed by us, which will expire in March 2003. Willey Brothers is actively seeking to refinance the facility, however, we can offer no assurance that adequate financing will be available at all or on terms favorable to Willey Brothers or to us. If Willey Brothers is unable to refinance the facility, and the amount outstanding under the facility becomes due and payable, the lender has the right to proceed against the collateral granted to them to secure such indebtedness, including our ownership interest in Willey Brothers which was pledged to the lender as security for the facility.

FUTURE CAPITAL NEEDS AND THE UNCERTAINTY OF ADDITIONAL FINANCING

               Although we currently anticipate that our available cash resources will be sufficient to meet our presently contemplated working capital requirements through the near term, without taking into account funding required for future potential acquisitions, we nevertheless may need to raise additional funds for operating expenses, to fund potential acquisitions or more rapid expansion, to develop new or enhance existing services, or to respond to competitive pressures. We cannot assure you that adequate financing will be available at all or on terms favorable to us. If adequate funds are not available, or are not available on acceptable terms, our ability to fund potential acquisitions or expansion, to take advantage of unanticipated opportunities, to develop or enhance services or products or to otherwise respond to competitive pressures would be significantly limited. Our business, results of operations and financial condition could be materially adversely affected by these financing limitations.

UNCERTAINTY OF FINANCING FOR, AND DILUTION RESULTING FROM, FUTURE ACQUISITIONS

               We may use a portion of our resources for acquisitions. The timing, size and success of our acquisition efforts and any associated capital commitments cannot be readily predicted. We currently intend to finance future acquisitions by issuing shares of our Common Stock, preferred stock, with cash or a combination of Common Stock, preferred stock and/or cash. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock or preferred stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources, if available, in order to initiate and maintain our acquisition program. If we do not have sufficient cash resources, our growth could be limited unless we are able to obtain additional capital through debt or equity financing. There can be no assurance that we will be able to obtain the additional financing we may need for our acquisition program on terms that we deem acceptable. To the extent that we use Common Stock or convertible equity or debt instruments for all or a portion of the consideration to be paid for future acquisitions, existing stockholders, including the purchasers of the Securities offered hereby, may experience dilution.

DIFFICULTY OF INTEGRATING ACQUISITIONS

               We may acquire or make investments in other businesses if appropriate opportunities arise. The process of integrating our existing subsidiaries or any other acquired business into our business and operations may result in unforeseen operating difficulties and expenditures and may consume significant management resources that would otherwise be available for ongoing development of our business. In addition, the anticipated benefits of any past or future acquisition may not be realized. We may be unable to successfully integrate future acquisitions with our current business without substantial costs, delays or other operational or functional difficulties.

ADVERSE ACCOUNTING, TAX AND OTHER CONSEQUENCES ASSOCIATED WITH FUTURE
ACQUISITIONS

               Acquisitions or investments in other businesses by us may involve a number of other risks, including adverse effects on our reported operating results from increases in stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more of the acquired entities and the possible failure to retain key acquired personnel. The Internal Revenue Service or appropriate state tax authorities may not ultimately acquiesce to our intended tax treatment of a consummated acquisition, which may result in adverse tax consequences to us. Customer satisfaction or performance issues with an acquired business could also have a material adverse impact on us, and any acquired business could significantly underperform relative to our expectations. Due to the foregoing, our pursuit of an overall acquisition strategy or any individual future acquisition may have a material adverse effect on our business, financial condition or results of operations.

POSSIBLE ECONOMIC DOWNTURN

               If a significant economic downturn or recession occurs in the United States, our business may be adversely affected. The demand for the services of our subsidiaries may be limited to the level of economic activity and employment in the United States. A recession or declining economic conditions could cause clients and potential clients of our subsidiaries to reduce their budgets for services offered by our subsidiaries, which would have a material adverse affect on our business.

INDUSTRY CONSOLIDATION AND CONCENTRATED CLIENT BASE

               In the industry sectors in which our subsidiaries operate, particularly the financial services industry, many companies are consolidating, resulting in a decrease in the total number of potential and existing clients. As a result of such industry consolidation, the number of available client relationships has declined. Thus, our ability to maintain existing client relationships and to obtain new client relationships has become increasingly difficult. For the year ended December 31, 2001, three clients of Willey Brothers accounted for approximately 15%, 11% and 10% of its revenues, respectively, and two clients of iMapData accounted for approximately 22% and 15% of its revenues. If our subsidiaries have difficulty in collecting amounts due from any of their large clients, experience a significant reduction in business from clients or are unable to attract new clients, such events could have a material adverse effect on our business, financial condition or results of operations.

COMPETITION

               While the competitive landscape for the products and services provided by Willey Brothers is fragmented across many sectors, it is highly competitive. Due to the nature of the Willey Brothers business, it also competes with design houses, architectural firms, consulting firms, fixture companies and creative agencies of varying sizes. Some of such competitors are significantly larger and more diversified than us and have substantially greater resources available for their services and products.

               The business in which iMapData operates is highly competitive, with competition from several different sources. iMapData competes directly and indirectly with the following types of new and established companies: providers of consulting services; providers of databases and related information; providers of mapping software and technology; and providers of market research and related services. Many of the competitors of iMapData have more resources than we do, and may be able to respond more quickly to new technologies.

CONTROL BY EXISTING STOCKHOLDERS; CERTAIN ANTI-TAKEOVER PROVISIONS

               Our officers and directors, the officers and directors of our subsidiaries, and stockholders owning more than five percent of our Common Stock, together with their affiliates, beneficially own, as of April 17, 2002, approximately 62% of our outstanding Common Stock. Given such ownership positions, such holders may be able to impact the election of members of our Board of Directors and determination of corporate actions. Such concentration of ownership may have the effect of delaying or preventing a change in control.

               Our Certificate of Incorporation and By-laws contain certain provisions, including provisions allowing our Board of Directors to issue "blank check" preferred stock, provisions classifying our Board of Directors, provisions restricting the ability of our stockholders to remove directors, and provisions restricting the ability of our stockholders to act without a meeting. The overall effect of such provisions may make it more difficult for holders of a majority of the outstanding shares of our Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. See "Issuance of Preferred Stock" and "Certain Provisions of Our Certificate of Incorporation and By-laws" below.

NO GUARANTY OF PROCEEDS/DISCRETION OVER USE OF PROCEEDS

               The only proceeds we will receive with respect to this offering will be the proceeds resulting from the exercise of Class A Warrants, Class B Warrants and Class C Warrants by the holders thereof. There can be no guaranty that any of the Class A Warrants, Class B Warrants or Class C Warrants will be exercised. Assuming exercise of all of the Class A Warrants, Class B Warrants and Class C Warrants, and assuming no adjustment of the exercise price of the Class A Warrants, Class B Warrants and Class C Warrants, we will receive proceeds of approximately $11,813,886 before expenses. Our management will have broad discretion over the application of such proceeds. We cannot guarantee that we will make the best or most efficient use of this money. The failure of our management to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition.

DEPENDENCE ON KEY PERSONNEL

               We are dependent upon the services of Jeffrey S. Silverman, Edward T. Stolarski, William Lilley III, Lawrence J. DeFranco, James M. Willey, Thomas P. Willey and Kevin Kelly. We have employment agreements with certain of our principal executives. Despite such employment agreements, there is no assurance that we will be able to retain the services of such executives, and the absence of any of these individuals might result in a material adverse effect on us. Willey Brothers maintains key man life insurance policies on the lives of James M. Willey and Thomas P. Willey, which policies are collaterally assigned to Willey Brothers's lender. We do not currently maintain key man life insurance on Messrs. Silverman, Stolarski, Lilley, DeFranco or Kelly.

ISSUANCE OF PREFERRED STOCK

               Our Board of Directors has authority to issue up to 20 million shares of "blank check" preferred stock, in one or more series, without obtaining stockholder approval, with such designations, powers, privileges, preferences and rights as the Board may determine, including certain provisions that could materially impair the value of our Common Stock. Such an issuance of preferred stock could have the effect of delaying, deterring or preventing a change in control. See "Certain Provisions of Our Certificate of Incorporation and By-laws" below.

VOLATILITY OF STOCK PRICE

               The price of our Common Stock has fluctuated substantially. The market price of our Common Stock may be highly volatile as a result of factors specific to us or applicable to the markets and industries in which our subsidiaries operate. These factors include: variations in our annual or quarterly financial results or those of its competitors; volume of trading in our Common Stock; conditions in the economy in general or in our industries; announcements of technological innovations or new products or services by our subsidiaries or any of their competitors; and unfavorable publicity or changes in applicable laws or regulations, or their judicial or administrative interpretations affecting us or our subsidiaries or their industries.

ARBITRARY EXERCISE AND OFFERING PRICES

               The exercise price of the Warrants does not reflect our current net tangible book value, our asset value or any other objective measure of current value, and we can offer no assurance that the exercise price accurately reflects the value of the Warrants or the shares of Common Stock issuable upon exercise of the Warrants as determined by any future anticipated income or dividends or any other measure of our value. Each Selling Securityholder will have the ability to arbitrarily set the offering price of the Securities offered by such Selling Securityholder, and we can offer no assurance that such offering price will accurately reflect the value of such Securities as determined by any objective measure of value. See "Plan of Distribution" below.

VARIABILITY OF OPERATING RESULTS

               We may in the future continue to experience fluctuations in our quarterly operating results. Factors that may cause our quarterly operating results to vary include the number of active customer projects, the requirements of customer projects, the termination of major customer projects, the loss of major customers, the timing of new engagements and the timing of personnel cost increases. Due to the foregoing factors, there can be no assurance that our results of operations will not be below the expectations of investors for any given fiscal period.

RESTRICTIONS ON DIVIDENDS

               The Board of Directors has indicated that it has no plans at present for the payment of dividends to stockholders and intends to retain earnings for general corporate purposes to finance operations and capital expenditures. The only return on an investment by you, if any, will occur upon the sale of your Common Stock, Class A Warrants or Class B Warrants.

DELISTING OF COMMON STOCK

               Our Common Stock is currently traded on the Nasdaq SmallCap Market. If our Common Stock were to drop below $1.00 per share and remain below $1.00 per share for an extended period of time, we would be in violation of the continued listed requirements of the Nasdaq Stock Market and we would risk the delisting of our shares from the Nasdaq SmallCap Market. This is of particular concern as our Common Stock closed at a price below $1.00 per share on ten days during the first quarter of 2002. If our Common Stock were to be delisted from the Nasdaq SmallCap Market, we would be forced to list our Common Stock on the OTC Bulletin Board or some other quotation medium, such as "pink sheets," depending on our ability to meet the specific listing requirements of such quotation systems. As a result, you would find it more difficult to dispose of, or to obtain accurate quotations for, the price of our Common Stock. Delisting may also reduce the visibility, liquidity and price of the Common Stock.

               If our Common Stock is delisted from the Nasdaq SmallCap Market and does not trade on another national securities exchange, we may become subject to "penny stock" regulations that impose additional sales practice disclosure and market making requirements on broker-dealers who sell or make a market in our Common Stock. These rules require brokers who sell securities subject to such rules to persons other than established customers and "institutional accredited investors" to complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning the risks of trading in the security. In such instance, the rules of the Commission would generally define "penny stock" to be common stock that has a market price of less than $5.00 per share. Currently our Common Stock is trading at less than $5.00 per share. If our stock becomes subject to penny stock regulations, it would adversely affect the ability and willingness of broker-dealers who sell or make a market in our Common Stock and of you to sell our Common Stock in the secondary market.

NO PUBLIC MARKET FOR WARRANTS

               There is presently no public market for our Class A Warrants and Class B Warrants and there can be no assurance that one will ever develop, or, if developed, that it can be maintained. Pursuant to the terms of the Private Offering, we have filed with the SEC a registration statement under the Securities Act of 1933, as amended, covering the Securities offered hereby, and have agreed to use our reasonable efforts to cause the registration statement to be declared effective within 90 days after filing and to maintain the effectiveness and use of the registration statement for a period of at least 270 days after it is declared effective, or until all the securities covered by the registration statement have been sold. In the event that the registration statement does not become effective with respect to the Common Stock by August 1, 2002, other than as a result of events beyond our reasonable control, the exercise prices of the Warrants will be decreased by $0.25 per share for the first full month that such effective date is delayed and then by $0.10 per share for each full month thereafter until the registration statement is declared effective, provided that no exercise price of any Class A Warrant or Class B Warrant shall be decreased below $1.384. Even if the listing applications are approved and our Class A Warrants and Class B Warrants are quoted on the Nasdaq SmallCap Market, the prices at which the Class A Warrants and Class B Warrants trade may fluctuate significantly. Prices for the Class A Warrants and Class B Warrants will be determined in the marketplace and may be influenced by many factors, including, without limitation, the depth and liquidity of the market for Class A Warrants and Class B Warrants, investors' perceptions of our Class A Warrants and Class B Warrants and of us in general, and changes in general economic and market conditions. See "Selling Securityholders" and "Description of the Warrants - Adjustments" below.

THE WARRANTS MAY NEVER BE LISTED ON THE NASDAQ SMALLCAP MARKET

               Although we intend to apply for listing of our Class A Warrants and Class B Warrants on the Nasdaq SmallCap Market, there can be no assurance that listing will be approved, or, if approved, that an active public market will develop or be sustained. If we fail to satisfy Nasdaq's requirements to maintain listing of the Class A Warrants and/or Class B Warrants on Nasdaq in the future, we will be forced to list the Class A Warrants and/or Class B Warrants on the OTC Bulletin Board or some other quotation medium, such as "pink sheets," depending on our ability to meet the specific listing requirements of such quotation systems. As a result, you would find it more difficult to dispose of, or to obtain accurate quotations for, the price of our Class A Warrants and/or Class B Warrants. Delisting may also reduce the visibility, liquidity and price of the Class A Warrants and/or Class B Warrants. If the Class A Warrants and Class B Warrants are not listed on the Nasdaq SmallCap Market and do not trade on another national securities exchange, they may become subject to "penny stock" regulations as described above. See "Risk Factors - Delisting of Common Stock" above.

WARRANTS SUBJECT TO REDEMPTION

               We may redeem the Class A Warrants at a price of $.05 per Class A Warrant at any time and from time to time beginning February 1, 2003, provided that certain requirements as to registration, listing and market price of our Common Stock are met. We may redeem the Class B Warrants at a price of $.025 per Class B Warrant at any time and from time to time beginning February 1, 2004, provided that certain requirements as to registration, listing and market price of our Common Stock are met. We must provide at least 20 days written notice to the holders of Class A Warrants and/or Class B Warrants to be redeemed prior to redemption. If we redeem any Class A Warrants and/or Class B Warrants, the holders of the Class A Warrants and/or Class B Warrants will lose their right to exercise their respective Class A Warrants and/or Class B Warrants except during the 20-day redemption period. Redemption of the Class A Warrants and/or Class B Warrants could force the holders to exercise the Class A Warrants and/or Class B Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Class A Warrants and/or Class B Warrants at the then-prevailing market price or accept the redemption price, which would likely be substantially less than the market price at the time of redemption. See "Description of the Warrants - Warrant Call Provision" below.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION

               Our Certificate of Incorporation includes a provision to eliminate, to the fullest extent permitted by the Delaware General Corporation Law as in effect from time to time (the "DGCL"), the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. In addition, our Certificate of Incorporation and By-laws include provisions requiring us to indemnify, to the fullest extent permitted by the DGCL, any persons made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at our request as a director or officer of another corporation or entity, against all expense, liability or loss incurred in connection therewith. Such provisions also permit us, to the extent authorized by our Board of Directors, to indemnify and grant rights to indemnification to our employees and agents to the fullest extent such indemnification is available to officers and directors. See "Plan of Distribution" below.

DILUTION

               The exercise of some or all of our outstanding warrants and options, including the exercise of the Class A Warrants, Class B Warrants and Class C Warrants, would dilute the then-existing stockholders' ownership of Common Stock, and any sales in the public market of the Common Stock issuable upon such exercise could adversely affect prevailing market prices for our Common Stock. In addition, the existence of a significant amount of outstanding options and warrants may encourage short selling by Selling Securityholders or others, because the exercise of the outstanding options and warrants could depress the price of our Common Stock. Moreover, the terms upon which we would be able obtain additional equity capital could be adversely affected, because the holders of such securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable than those provided by such securities.

LEGAL PROCEEDINGS

               A Verified Amended Complaint (the "Complaint") was filed in the Supreme Court of the State of New York, County of New York, on January 15, 2002, in connection with an action entitled Marvin M. Reiss and Rebot Corporation v. BrandPartners Group, Inc., formerly known as Financial Performance Corporation (Index No. 111385/98). The Complaint seeks a declaration that plaintiffs were entitled to exercise warrants we issued to them in 1993 to purchase an aggregate of 1,698,904 shares of Common Stock at an exercise price of $.10 per share in accordance with their terms, without adjustment for a one-for-five reverse stock split we declared in 1996, and damages in the amount of approximately $28 million. We served a Verified Answer to the Complaint, including affirmative defenses, on March 8, 2002. Although we plan to litigate the matter vigorously and believe that we have substantial defenses to the claims and damages sought, at this time, no assurance can be made as to what effect, if any, this matter will have on us or our financial position, which effect could be material. The Complaint was filed subsequent to a decision of the Court of Appeals of the State of New York reinstating Plaintiffs' claim for a declaration that they were entitled to exercise the warrants in accordance with their terms, which claim had previously been dismissed by the New York County Supreme Court, whose dismissal was affirmed by the Appellate Division, First Department.

                                 USE OF PROCEEDS

               We will not receive any proceeds from the Selling Securityholders' resale of the Securities. All net proceeds from the sale of the Securities will go to those Selling Securityholders who sell their Securities. We will, however, receive the exercise price of any Warrants that may be exercised. If all of the Class A Warrants, Class B Warrants and Class C Warrants were exercised, we would realize proceeds in the approximate amount of $11,813,886, before expenses. Such proceeds would be contributed to working capital and would be used for general corporate purposes; however, we have no assurances that any of the Warrants will be exercised.


                             SELLING SECURITYHOLDERS

               In February 2002, we completed a Private Placement of units, at a purchase price of $100,000 per unit, each unit consisting of (i) between 58,394 and 94,118 shares of Common Stock, at a minimum price of $1.00 per share and a maximum price of $1.65 per share, (ii) warrants, at a price of $.05 per warrant, to purchase between 58,394 and 94,118 shares of Common Stock, exercisable at a price of $2.00 per share until November 30, 2006 (herein known as the "Class A Warrants"), and (iii) warrants, at a price of $.025 per warrant, to purchase between 29,197 and 47,059 shares of Common Stock, exercisable at a price of $3.00 per share until November 30, 2006 (herein known as the "Class B Warrants"). The number of shares of Common Stock, Class A Warrants and Class B Warrants comprising each unit was determined using the average closing price of the Common Stock on the Nasdaq SmallCap Market on the five consecutive trading days ending prior to the closing with respect to such unit. The Selling Securityholders are investors who purchased units in the Private Placement, and Broadband Capital Management LLC ("Broadband"), the placement agent in the Private Placement. The Common Stock offered hereby comprises (i) 2,987,526 shares of Common Stock issued in the Private Placement, (ii) 3,276,277 shares of Common Stock issuable on exercise of the Class A Warrants issued in the Private Placement, (iii) 1,638,129 shares of Common Stock issuable upon exercise of the Class B Warrants issued in the Private Placement, and (iv) 288,751 shares of Common Stock issuable on the exercise of certain other warrants, exercisable at various prices ranging from $1.056 to $1.348 per share, issued to Broadband, as placement agent, in the Private Placement (herein known as the "Class C Warrants").

               As of April 17, 2002, we have issued and outstanding 18,063,553 shares of Common Stock, including 2,987,526 shares of Common Stock issued to investors in the Private Placement. Assuming the exercise of all of the Class A Warrants, Class B Warrants and Class C Warrants, and that we issue no additional shares of Common Stock and do not repurchase any shares of Common Stock, we would have 23,266,710 shares of Common Stock outstanding.

CERTAIN OBLIGATIONS TO SELLING SECURITYHOLDERS

               In addition to issuing shares upon the exercise of the Warrants, we have the following obligations to the Selling Securityholders:

         o We have granted the holders of the Warrants standard anti-dilution rights for stock splits, stock dividends, statutory mergers and similar events. In addition, in the event that, during the period from February 1, 2002 through January 31, 2004, we issue any shares of Common Stock, preferred stock, options, warrants or other convertible securities (other than stock grants and stock options to employees or consultants or in connection with merger and acquisition activities) at a price, conversion price or exercise price (including any adjustments thereof) per share less than the then current market price of the Common Stock at the time of issuance, the exercise price of the Class A Warrants and Class B Warrants will be adjusted on a "weighted average" formula basis, subject to certain limitations, as described in the Warrant Agreement. See "Description of the Warrants - Adjustments" below.

         o We have filed with the SEC a registration statement under the Securities Act, covering the Common Stock, Class A Warrants and Class B Warrants offered hereby, and have agreed to use our reasonable efforts to cause the registration statement to be declared effective within 90 days after filing and to maintain the effectiveness and use of the registration statement for a period of at least 270 days after it is declared effective, or such shorter period until all the Common Stock, Class A Warrants and Class B Warrants covered by the registration statement have been sold. In the event that the registration statement does not become effective with respect to the Common Stock by August 1, 2002, other than as a result of events beyond our reasonable control, the exercise prices of the Class A Warrants and Class B Warrants will be decreased by $0.25 per share for the first full month that such effective date is delayed and then by $0.10 per share for each full month thereafter until the registration statement is declared effective, provided that no exercise price of any Class A Warrant or Class B Warrant shall be decreased below $1.384. See "Description of the Warrants - Adjustments" and "Description of the Warrants - Registration and Listing" below.

         o We have agreed to file with the SEC a registration statement under the Exchange Act, covering the Class A Warrants and the Class B Warrants issued in connection with the Private Placement, to cause the Class A Warrants and Class B Warrants to become publicly tradable subject to the effectiveness of the registration statement filed under the Securities Act. See "Description of the Warrants - Registration and Listing" below.

         o We have agreed to cause the Class A Warrants and Class B Warrants to be listed on the Nasdaq SmallCap Market, or such other exchange on which our securities may hereafter be listed.

         o We have agreed to use our reasonable best efforts to register and qualify the Common Stock, Class A Warrants and Class B Warrants offered hereby under such other securities or "blue sky" laws of the states reasonably requested by the holders of the Common Stock, Class A Warrants and Class B Warrants. See "Description of the Warrants - Registration and Listing" below.

         o With respect to the registration statement, we have agreed to indemnify the Selling Securityholders against certain losses, claims, damages, liabilities or actions in respect thereof. We will pay the expenses of registering the Common Stock, Class A Warrants and Class B Warrants under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and our own counsel fees.

RELATIONSHIPS WITH CERTAIN SELLING SECURITYHOLDERS

               Broadband is a Selling Securityholder and beneficially owns 100,000 shares of the Common Stock, 388,751 of the Class A Warrants (including the shares of Common Stock underlying such Class A Warrants) and 194,375 of the Class B Warrants (including the shares of Common Stock underlying such Class B Warrants) included in this offering. Broadband acted as placement agent in our Private Placement pursuant to the terms of a Placement Agency Agreement, dated as of October 25, 2001, between Broadband and us.

               In consideration of its services as placement agent, we paid to Broadband a commission of 10% of the gross proceeds of the Private Placement, as well as a non-accountable expense allowance of 3% of the gross proceeds of the Private Placement. In addition, at each closing under the Private Placement we issued to Broadband warrants to purchase a number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold at such closing, exercisable at the market price at such closing (which warrants are referred to herein as the "Class C Warrants"), warrants to purchase a number of shares of Common Stock equal to 10% of the number of Class A Warrants issued to investors at such closing, exercisable at $2.00 per share (which warrants are included in the Class A Warrants offered hereby), and warrants to purchase a number of shares of Common Stock equal to 10% of the number of Class B Warrants issued to investors at such closing, exercisable at $3.00 per share (which warrants are included in the Class B Warrants offered hereby). We also agreed to indemnify Broadband, as placement agent, its affiliates and certain other related persons against certain liabilities, including liabilities under the federal securities laws.

               In addition, pursuant to the terms of the Placement Agency Agreement, we entered into a one-year Financial Advisory Agreement with Broadband, dated as of December 18, 2001, pursuant to which we paid Broadband a financial advisor fee equal to $116,050, and Broadband purchased from us, at a price of $116,050, 100,000 shares of Common Stock, 100,000 Class A Warrants and 50,000 Class B Warrants.

               Pursuant to the terms of the Placement Agency Agreement, as of the date of the first closing held on November 13, 2001, we entered into the following other agreements with Broadband, the provisions of which are qualified in all respects by reference to the actual agreements: (a) a mergers and acquisition agreement pursuant to which we will pay to Broadband a fee ranging from 1% to 5% of all consideration in the event that we or any of our subsidiaries and a target introduced by Broadband consummate any of the following transactions over the two year period following the final closing under the Private Placement: (i) any acquisition of more than 25% of the stock or assets of either company; (ii) any sale of more than 25% of the stock or assets of either company (including any of our subsidiaries); or (iii) any merger, joint venture or other business combination involving us or any of our subsidiaries and the target; (b) a right of first refusal agreement in favor of Broadband to place any future private sales of our equity securities (excluding sales to our employees or consultants or in connection with merger and acquisition activities), or any such sale by any of our principal stockholders who are directors or executives, during a one year period from the date of the final closing; and (c) a finders agreement pursuant to which we shall agree that in the event that we and a source introduced to us by Broadband (exclusive of pre-existing relationships) enter into or consummate a financing transaction during the two year period commencing from the date of the final closing, then we shall pay to Broadband a finder's fee of 2.5% of the total consideration paid in such transaction. In addition, we entered into a Warrant Solicitation Agent Agreement with Broadband, dated as of January 25, 2002, pursuant to which we will pay to Broadband a fee of 5% of the total proceeds we receive with respect to the exercise of the Class A Warrants or Class B Warrants solicited by Broadband or its representatives or agents.

TABLE OF SELLING SECURITYHOLDERS

               The following table sets forth the amount of securities to be offered by each of the Selling Securityholders. Except as otherwise noted, each Selling Securityholder is offering for sale all of the BrandPartners securities owned by him, her or it and, following the offering, assuming the sale of all of the Securities being offered, no Selling Securityholder will own one percent or more of any class of BrandPartners securities. No Selling Securityholder has been an officer, director or employee of BrandPartners or its affiliates for the past three years.

               A Selling Securityholder may sell all or part of the shares of Securities registered for its account hereunder. To the extent that, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a Selling Securityholder may be deemed to be the beneficial owner of shares held by one or more other beneficial owners of Common Stock, we have included all of such shares in the information presented in the table.


                                Shares of
                                   Common           Class A           Class B
                                    Stock          Warrants          Warrants
                             Beneficially      Beneficially      Beneficially
                          Owned Prior to,   Owned Prior to,   Owned Prior to,
                         and Included in,  and Included in,  and Included in,
Selling Securityholder   the Offering (1)      the Offering      the Offering
----------------------   ----------------   ---------------   ---------------












(1) Excludes the shares of Common Stock underlying the Class A Warrants,
Class B Warrants and, with respect to Broadband Capital Management LLC, Class C Warrants.

               Assuming each of the Selling Securityholders sells all of the Securities being offered for resale hereby, following the offering no Selling Securityholder will beneficially own any BrandPartners securities except as follows: [To be filed by amendment.]

                              PLAN OF DISTRIBUTION

               We are registering the Securities described in this Prospectus on behalf of the Selling Securityholders. The Selling Securityholders may, from time to time, sell their Securities in one or more transactions, either directly to purchasers or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of such Securities. We will pay all costs and expenses in connection with the preparation of this Prospectus and the registration of the Securities, and the Selling Securityholders will pay all costs and expenses, including without limitation, sales commissions or other seller's compensation, associated with the sale of their respective Securities.

               Our Common Stock is listed on the Nasdaq SmallCap Market, and we have agreed to apply to list the Class A Warrants and the Class B Warrants on the Nasdaq SmallCap Market, although such applications have not been accepted. The Selling Securityholders may sell the Securities at various times in one or more types of transactions including on the Nasdaq SmallCap Market or such other stock exchange on which the respective Securities may be listed at the time of sale, in negotiated transactions, in the over- the-counter market, or in any combination of the foregoing, at the then-prevailing market price, at a fixed price that may be changed, at a price relating to the then-prevailing market price or at a negotiated price. Such transactions may or may not involve brokers or dealers.

               The Selling Securityholders reserve the right to accept, and together with any agent of the Selling Securityholder, to reject in whole or in part any proposed purchase of the Securities. The Selling Securityholders will pay any sales commissions or other seller's compensation applicable to such transactions. There is no assurance that the Selling Securityholders will sell any or all of the Securities offered hereby.

               The Selling Securityholders may also resell all or a portion of their Securities in open market transactions in reliance on Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that Rule.

               The Selling Securityholders and any broker-dealers that act in connection with the sale of the Common Stock and/or Warrants hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by broker-dealers and any profit on the resale of the Securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act.

               Because the Selling Securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders have represented to us that any purchase or sale of Securities by them will comply with the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.

               Unless a suitable exemption from registration is available, the Securities being offered by the Selling Securityholders can be resold by investors only if a current registration statement under the Securities Act relating to them is in effect with the SEC, and, with respect to the Class A Warrants and Class

B Warrants, if a current registration statement under the Exchange Act is also in effect with the SEC. In addition, the Securities must be registered, qualified or exempt under the applicable state blue sky laws. We have filed a registration statement under the Securities Act covering the Securities, and have agreed to file a registration statement under the Exchange Act covering the Class A Warrants and the Class B Warrants and to use our reasonable best efforts to qualify the Securities under the blue sky laws of such states as the holders of the Securities reasonably request, however, we cannot be certain that we will be able to meet the registration or exemption requirements of the SEC and/or the various states. We have not registered or qualified offers and sales of Securities under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the Selling Securityholders will offer and sell their Securities in such jurisdictions only through registered or licensed brokers or dealers.

               With respect to the registration statement, we have agreed to indemnify the Selling Securityholders against certain losses, claims, damages, liabilities or actions in respect thereof. We will pay the expenses of registering the Securities under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and our own counsel fees. We have agreed to indemnify Broadband, as placement agent, its affiliates and certain other related persons against certain liabilities, including liabilities under the federal securities laws.

               Broadband is a Selling Securityholder and beneficially owns 100,000 shares of Common Stock, 388,751 Class A Warrants (including the shares of Common Stock underlying such Class A Warrants) and 194,375 Class B Warrants (including the shares of Common Stock underlying such Class B Warrants) included in this offering. Broadband acted as placement agent in our Private Placement. In connection with Broadband's services as placement agent for the Private Placement, we paid Broadband certain compensation and entered into certain agreements with Broadband, including a Warrant Solicitation Agent Agreement pursuant to which Broadband will be paid a fee of 5% of the aggregate exercise price of the Class A Warrants and Class B Warrants solicited by Broadband or its representatives or agents. See "Selling Securityholders - Relationships with Certain Selling Securityholders" above.


                         DESCRIPTION OF THE COMMON STOCK

               Our authorized capital stock is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.01 par value, and 20,000,000 shares of preferred stock. As of April 17, 2002, we had outstanding 18,063,553 shares of Common Stock and no shares of preferred stock.

DIVIDENDS

               Holders of Common Stock are entitled to receive dividend and other distributions in cash, stock or property, when, as and if declared by the Board of Directors our of our assets or funds legally available for payment of dividends or other distributions and will share equally on a per share basis in all dividends and other distributions, subject to the rights of holders of preferred stock. To date, we have not paid any dividends on our Common Stock. Any payment of future cash dividends and the amount thereof will be dependent upon our earnings, financial requirements, and other factors deemed relevant by our Board of Directors.

VOTING RIGHTS

               At every meeting of stockholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of preferred stock, any action submitted to stockholders is approved if the number of votes cast in favor of the action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

LIQUIDATION RIGHTS

               If there is any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.

OTHER RIGHTS AND INFORMATION

               The holders of Common Stock have no preemptive rights, cumulative voting rights, subscription rights or conversion rights and the Common Stock may not be redeemed. The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company. Our Common Stock has been publicly quoted on the Nasdaq SmallCap Stock Market under the trading symbol "BPTR" since August 21, 2001, and under the trading symbol "FPCX" from September 22, 2000 through August 21, 2001. Prior thereto, it was traded on the OTC Bulletin Board under the symbol "FPCX."


                           DESCRIPTION OF THE WARRANTS

               We issued the Warrants in connection with a Private Placement completed in February 2002 that was exempt from the registration requirements of the Securities Act. The Class A Warrants and Class B Warrants are subject to the terms of a Warrant Agreement and a Registration Rights Agreement. Any purchaser of the Class A Warrants or Class B Warrants will be bound by the terms of the Warrant Agreement and the Registration Rights Agreement. The following is a brief summary of certain provisions of the Class A Warrants and Class B Warrants. Such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement and the Registration Rights Agreement, forms of which are filed with the SEC as exhibits
3.1 and 3.2, respectively, to the registration statement of which this Prospectus forms a part.

EXERCISE PRICE

               Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.00. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.00. The exercise price of the Class A Warrants and Class B Warrants is subject to adjustment as provided below.

EXPIRATION

               Unless exercised, the Class A Warrants and Class B Warrants will expire on November 30, 2006.

EXERCISE AND PAYMENT TERMS

         Holders of the Class A Warrants and Class B Warrants (collectively, "Warrantholders") may exercise their respective Class A Warrants and Class B Warrants by surrendering the certificate evidencing such Class A Warrants or Class B Warrants (the "Warrant Certificate") to us or to a transfer agent appointed by us, with the notice of exercise properly completed and executed, together with payment of the applicable exercise price. The exercise price may be paid in cash, by certified or official bank check, or by wire transfer. The Class A Warrants and Class B Warrants may be exercised at any time prior to their expiration, in whole or in part (but, in no event, for Class A Warrants or Class B Warrants with an aggregate exercise price of less than $5,000, or such lesser amount representing the aggregate exercise price of the balance of the Class A Warrants or Class B Warrants held by such Warrantholder). Upon proper exercise of a Class A or Class B Warrant or Warrants, we will deliver or cause to be delivered to the Warrantholder or upon the Warrantholder's instructions, a stock certificate representing the whole number of shares of Common Stock to which the Warrantholder is entitled. If less than all of the Class A Warrant or Class B Warrants evidenced by a Warrant Certificate are exercised, we will also issue a new Warrant Certificate reflecting the balance of the Class A Warrants or Class B Warrants, as appropriate. No fractional shares will be issued upon the exercise of the Class A Warrants or Class B Warrants.

ADJUSTMENTS

               The exercise price of the Class A Warrants and/or Class B Warrants, and the number of shares of Common Stock purchasable upon the exercise of the Class A Warrants and/or Class B Warrants may be subject to adjustment in certain situations. Upon any such adjustment, we will promptly compute such adjustment and provide the Warrantholders with a certificate setting forth the adjustment and the facts on which it is based.

         o Upon any increase or decrease in the number of outstanding shares of Common Stock, as a class, due to any stock split, reverse stock split, stock dividend, combination, reclassification or similar event, the exercise price and number of shares of Common Stock issuable upon exercise of the Class A Warrants and/or Class B Warrants shall be increased or decreased proportionately as appropriate. No adjustments of any kind will be made for dividends (other than stock dividends), if any, paid on our Common Stock.

         o        Upon any (i) reclassification or exchange of Common Stock,
                  (ii) consolidation or merger with or into another corporation (other than a consolidation or merger in which we are the surviving corporation), (iii) sale or transfer of all or substantially all of our assets or (iv) share exchange pursuant to which the outstanding shares of Common Stock are converted into other securities or property, an adjustment will be made to enable the Warrantholders to receive, in lieu of the shares of Common Stock that might otherwise have been purchased upon exercise of the Class A Warrants and/or Class B Warrants, the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Class A Warrants and/or Class B Warrants.

         o If, at any time prior to January 31, 2004, we issue any shares of Common Stock, warrants or other convertible securities (other than stock grants and stock options to employees or consultants or in connection with merger and acquisition activities) at a price, conversion price or exercise price (including any adjustments thereof) per share less than the then current market price of the Common Stock at the time of issuance, the exercise price of the Class A Warrants and Class B Warrants (initially $2.00 and $3.00, respectively) will be adjusted on a "weighted average" formula basis; provided, however, that if any such adjustment would result in a reduction of the exercise price below $1.348 per share or an increase in the exercise price above $2.00 for the Class A Warrants or $3.00 for the Class

                  B Warrants prior to August 1, 2002, the effective date of such adjustment will be postponed until August 1, 2002.

         o In the event that we do not cause a registration statement under the Securities Act to become effective with respect to the Common Stock offered hereby by August 1, 2002, other than as a result of events beyond our reasonable control, the exercise price of the Class A Warrants and the Class B Warrants shall be decreased by $0.25 per share for the first full month that the effective date is delayed, and then by $0.10 for each full month thereafter until such a registration statement is declared effective; provided, however, that in no event shall any such adjustment reduce the exercise price below $1.348 per share.

REGISTRATION AND LISTING

               We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, covering the Common Stock, Class A Warrants and Class B Warrants offered hereby, and have agreed to use our reasonable efforts to cause the registration statement to be declared effective within 90 days after filing, and to maintain the effectiveness and use of the registration statement for a period of at least 270 days after it is declared effective, or until all the securities covered by the registration statement have been sold. In the event that the registration statement does not become effective as to the Common Stock offered hereby by August 1, 2002, other than as a result of events beyond our reasonable control, the exercise prices of the Class A Warrants and Class B Warrants will adjusted. See "Description of the Warrants - Adjustments," above.

               We have also agreed to file with the SEC a registration statement under the Securities Exchange Act of 1934, as amended, covering the Class A Warrants and Class B Warrants issued in connection with the Private Placement, to cause the Class A Warrants and Class B Warrants to become publicly tradable subject to the effectiveness of the registration statement filed under the Securities Act.

               We have agreed to use our reasonable best efforts to register and qualify the Securities offered hereby under such other securities or "blue sky" laws of the states reasonably requested by the holders of the Securities.

               We have agreed to file listing applications with the Nasdaq Stock Market to have the Class A Warrants and Class B Warrants listed on the Nasdaq SmallCap Market.

WARRANT CALL PROVISIONS

               At any time, and from time to time, beginning February 1, 2003, we have the option to call the Class A Warrants upon 20 days prior written notice ("Call Notice) to the Warrantholders in the event that the closing price for our Common Stock equals or exceeds 150% of the exercise price for the Class A Warrants for a period of 10 consecutive trading days during the period of 20 trading days preceding the date of the Call Notice, provided that our Common Stock is trading on a national securities exchange or the Nasdaq SmallCap or National Market System and the shares of Common Stock underlying the Class A Warrants are fully registered for resale. During the Call Notice period Warrantholders shall have the right to exercise their Class A Warrants in accordance with the terms set forth therein.

         At any time, and from time to time, beginning February 1, 2004, we have the option to call the Class B Warrants upon 20 days prior written notice to the Warrantholders in the event that the closing price for our Common Stock equals or exceeds 200% of the exercise price of the Class B Warrants for a period of 10 consecutive trading days during the period of 20 trading days preceding the date of the Call Notice, provided that our Common Stock is trading on a national securities exchange or the Nasdaq SmallCap or National Market System and the shares of Common Stock underlying the Class B Warrants are fully registered for resale. During the Call Notice period Warrantholders shall have the right to exercise their Class B Warrants in accordance with the terms set forth therein.

WARRANTHOLDER NOT A STOCKHOLDER

               The Class A Warrants and Class B Warrants do not confer upon holders any voting, dividend or other rights as stockholders.

SHARES RESERVED FOR ISSUANCE

               We have authorized and reserved for issuance the number of shares of Common Stock that will be issuable upon the exercise of all of the outstanding Class A Warrants and Class B Warrants.

AMENDMENT TO WARRANT AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

               We must obtain the written consent of each Warrantholder to amend the Warrant Agreement or the Registration Rights Agreement.


                            CERTAIN PROVISIONS OF OUR
                    CERTIFICATE OF INCORPORATION AND BY-LAWS

               Certain provisions in our Certificate of Incorporation and By-laws may make it more difficult for holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing management where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

               Upon our reincorporation in Delaware in August 2001, our new Delaware Certificate of Incorporation and By-laws established a classified Board of Directors. The members of the Board were divided into three classes, denominated Class I, Class II and Class III, with the directors in each class to hold office following their initial classification for terms of one, two and three years, respectively. Thereafter, the successors to each class of directors will be elected for terms of office to expire at the third succeeding Annual Meeting of Stockholders following their election. Classification of the Board of Directors may have the effect of delaying, deferring or preventing a change in control since only a portion of the directors are up for election each year. Classification may also make it more difficult to replace a majority of directors for business reasons unrelated to a change in control. In addition, the Certificate of Incorporation and By- laws permit the removal of directors only for cause, and only by the affirmative vote of the holders of at least 80% of the shares of Common Stock then outstanding, or by a resolution adopted by a majority of the Board of Directors and approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock then outstanding. Further, the Certificate of Incorporation and By-laws allow a majority of the remaining directors to fill vacancies on the Board resulting from newly created directorships or from the death, resignation, disqualification or removal of a director.

               In addition, as discussed above, our Certificate of Incorporation and By-laws allow the Board of Directors to authorize the issuance of up to 20,000,000 shares of preferred stock, in one or more series, as the Board may determine, including for the purpose of adopting a stockholder rights (or "poison pill") plan, without stockholder approval. The Board of Directors has the authority to determine the powers, privileges, preference and rights of the preferred stock, including without limitation voting powers, rights to receive dividends and preferences upon liquidation. The issuance of preferred stock could be used as a method of delaying or preventing a change of control, and could have a detrimental effect on the rights of Common Stock, including a loss of voting control.

               Unless a company's certificate of incorporation provides otherwise, Delaware law gives stockholders the right to authorize corporate action upon the written consent of stockholders representing at least the minimum vote required to approve the action to be taken. Our Certificate of Incorporation eliminates the stockholders' ability to act on written consent, except where the action to be taken and the taking of the action on written consent is expressly approved by the Board of Directors in advance.

               Certain provisions of our Certificate of Incorporation and By-laws, including the provisions regarding the classified Board of Directors, the removal of directors, the filling of vacancies on the Board and the taking of action by the stockholders upon written consent, may be amended only with the affirmative vote of the holders of at least 80% of the shares of Common Stock then outstanding. Except as provided above or as otherwise provided by Delaware law, our By-laws may be amended by a majority vote of our Board of Directors.


                                  LEGAL MATTERS

               The validity of the issuance of the Common Stock and Warrants offered hereby has been passed upon for us by Modlin Haftel & Nathan LLP, 777 Third Avenue, New York, New York 10017.


                                     EXPERTS

               The consolidated financial statements appearing in our Annual Report on Form 10-KSB for the year ended December 31, 2001 have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report included therein and incorporated in this Prospectus by reference. The consolidated financial statements are incorporated in this Prospectus in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The Company will bear all expenses in connection with the registration of the Securities and the preparation of the Prospectus. The Selling Securityholders will bear all expenses in connection with the sale of their Securities.

               The following are the estimated expenses of the offering, other than underwriting discounts and commissions, which will be paid by the Company:

          SEC registration fees                      $1,361.68
         *Legal fees and expenses
         *Accounting fees and expenses
         *Transfer agent fees
         *Nasdaq listing fees
         *Miscellaneous
                                                     ---------
         *TOTAL
                                                     =========
* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               As permitted by Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), Article IX, Section 1 of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from or limitation of liability is not permitted under the DGCL. Currently the DGCL does not permit the elimination or limitation of the liability of a director: (i) for any breach of the director's duty of loyalty of the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL relating to unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

               Article IX, Section 2 of the Company's Certificate of Incorporation and Article VIII of the Company's By-laws provide for indemnification of any person made a party or threatened to be made a party to or involved in any action suit or proceeding, whether civil whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith, to the fullest extent permitted by the DGCL, except that the Company shall indemnify a person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors of the Company. Currently, Section 145 of the DGCL permits indemnification of a person so long as such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe that such person's conduct was unlawful; provided that no indemnification may be made in respect of any claim , issue or matter as to which such person has been adjudged to be liable to the Company unless and the extent the court in which such action was brought shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense.

ITEM 16.  EXHIBITS.

               The following exhibits are included herewith unless otherwise indicated:

               3.1 Form of Warrant Agreement by and between the Company and the Warrantholders listed therein, including Form of Warrant Certificate.

               3.2 Form of Registration Rights Agreement by and between the Company and the Holders listed therein.

               5.1      Opinion of Modlin Haftel & Nathan LLP*

               23.1     Consent of Grant Thornton LLP

               23.2     Consent of Modlin Haftel & Nathan LLP (included in
                        Exhibit 5.1)*

               24.1     Power of Attorney (included on signature page)

* To be filed by amendment.

ITEM 17.         UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (i) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereto); and to include any additional or changed material information on the plan of distribution;

                  (ii) That, for determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                  (iii) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 18, 2002.



                                        BrandPartners Group, Inc.


                                        By:
                                            ---------------------------------
                                            Jeffrey S. Silverman
                                            Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

               Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Jeffrey S. Silverman and Edward T. Stolarski, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed as of the 18th day of April, 2002, by the following persons in the capacities indicated.

 /s/ Jonathan F. Foster                     Director
---------------------------------
Jonathan F. Foster


 /s/ Nathan Gantcher                        Director
---------------------------------
Nathan Gantcher


 /s/ J. William Grimes                      Director
---------------------------------
J. William Grimes

 /s/ Richard Levy                           Director
---------------------------------
Richard Levy


 /s/ William Lilley III                     Director
---------------------------------
William Lilley III


 /s/ Ronald Nash                            Director
---------------------------------
Ronald Nash


 /s/ Jeffrey S. Silverman                   Chairman, Chief Executive Officer
---------------------------------           (Principal Executive Officer) and
Jeffrey S. Silverman                        Director


 /s/ Edward T. Stolarski                    Executive Vice President, Chief
---------------------------------           Financial Officer (Principal
Edward T. Stolarski                         Financial and Accounting Officer)
                                            and Director